EXHIBIT 16.1

McGladrey & Pullen, LLP Certified Public Accountants

1185 Ave of the Americas New York, NY 10036-2602 O 212.372.1800 F 212.372.1801 www.mcgladrey.com

December 15, 2010

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read Lescarden Inc.'s statements included under Item 4.01 of its Form 8-K filed on December 15, 2010 and we agree with such statements concerning our firm.

McGladrey & Pullen, LLP

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